Exhibit 10.35

AMENDMENT TO RETENTION AND CONFIDENTIALITY AGREEMENT

This Amendment to Retention and Confidentiality Agreement (the “Amendment”) is effective as of January 28, 2014 between Noble Energy, Inc. (the “Company”) and Rodney D. Cook (the “Employee”).

RECITALS

WHEREAS, the Company and the Employee previously entered into that certain Retention and Confidentiality Agreement (the “Agreement”) effective as of May 1, 2013;

WHEREAS, the Agreement provides for the Employee to continue his employment with the Company through June 30, 2014 or such earlier date in 2014 agreed to by the parties (the “Retention Period”);

WHEREAS, the Company and the Employee agree that the Employee’s services will cease as of March 31, 2014 and therefore wish to amend the Agreement to provide for a shorter Retention Period and to provide additional compensation to the Employee;

NOW, THEREFORE, in consideration of the mutual promises below and for other valuable consideration, the parties agree to the following terms:

1.
The Employee agrees that he will continue his employment with the Company until March 31, 2014, rather than June 30, 2014, in a manner consistent with the provisions of the Agreement relating to his obligations during the Retention Period, and will terminate his employment with the Company on March 31, 2014.

2.
In consideration for the Employee’s agreement to terminate his employment with the Company effective as of March 31, 2014, in addition to the Post-Termination Vesting Benefits set forth in the Agreement, the Company agrees that if the Employee remains in compliance with the terms of the Agreement as of March 31, 2014, upon his termination of employment on such date it will pay to the Employee a 2014 Retention Bonus in an amount in cash equal to 25% of the target bonus for the Employee under the Company’s 2014 Short Term Incentive Plan which amount shall be subject to applicable tax withholding. In the interest of clarity, the parties agree that the Employee will not be eligible for any bonus pursuant to the Company’s 2014 Short Term Incentive Plan.

3.
Section 1(b) of the Agreement is hereby amended so that the “Retention Period” shall mean the continued period of employment of the Employee until March 31, 2014 or such earlier date in 2014 agreed to by the parties. The first sentence of Section 1(d) of the Agreement is hereby amended to replace the reference to “June 30, 2014” with “March 31, 2014.”

4.	Except as provided in this Amendment, the parties agree that all of their other continuing covenants, rights, and obligations under the Agreement shall remain unmodified, shall

Exhibit 10.35

remain in full force and effect, and shall continue in full force and effect, and nothing in this Amendment except as provided above shall act to cancel, amend, or supersede such continuing covenants, rights, and obligations. By signing this Amendment, Employee represents and warrants to the Company that he has fully complied with and intends to fully comply with in the future all of his continuing covenants and obligations under the Agreement. Employee further acknowledges his understanding that the Company has relied on this representation and warranty when signing this Amendment.

5.
This Amendment constitutes the sole and entire agreement of the parties with respect to their first amendment of the Agreement and supersedes all prior verbal and written understandings and agreements between the parties relating to this Amendment. This Amendment may not be modified except in a writing signed by both parties. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The delivery of this Amendment in the form of a clearly legible facsimile or electronically scanned .pdf version by e-mail shall have the same force and effect as delivery of the originally executed document.

AGREED TO AS OF THE DATE FIRST STATED ABOVE

NOBLE ENERGY, INC	EMPLOYEE

By: /s/ Charles D. Davidson	/s/ Rodney D. Cook
Name: Charles D. Davidson	Rodney D. Cook
Title: Chairman and CEO

Date Signed: February 3, 2014	Date Signed: February 3, 2014

2